AMENDMENT EIGHT
                                   to the
                                VAR AGREEMENT
                                   between
                     SYSTEMS & COMPUTER TECHNOLOGY CORP.
                                     and
                             ORACLE CORPORATION

This document ("Amendment Eight") shall serve to amend the VAR Agreement and any amendments thereto between Systems & Computer Technology Corp. (the "VAR") and Oracle Corporation ("Oracle") dated September 1, 1991 (the "Agreement").

The first unnumbered paragraph of Section 3.3 shall be deleted in its entirety and replaced by the following:

     Oracle agrees to pay the VAR a fee ("Commission") equal to the applicable percentages set forth below of the net license fees due Oracle from Full Use Programs licensed by Oracle to end users in the United States and Canada if the VAR licenses an Application Program to such end user and such end user enters into a software license agreement with Oracle, in form and substance satisfactory to Oracle, for the license of Full Use Program(s) within forty-five (45) days before or after executing the license for VAR's Application Program, regardless of the level of involvement of the VAR or Oracle personnel in the license.

The third unnumbered paragraph of Section 3.3 shall be deleted in its entirety and replaced by the following:

     The VAR shall not earn a Commission based on temporary or trial licenses, technical support fees, renewal fees, or fees for other services or products provided to the end user by Oracle, except as provided in this Agreement. Commissions shall be paid for licenses of Full Use Programs installed in the United States and Canada only.

The Effective Date of this Amendment shall be August 3, 1994.



Executed by Systems & Computer
Technology Corp.:                   Executed by Oracle Corporation:

By:    /s/ Frank C. Tait            By:
       ---------------------------        ------------------------------

Name:  Frank C. Tait                Name:
       ---------------------------        ------------------------------

Title: Vice President, Marketing    Title:
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